                                                                    EXHIBIT 23.4
                            XPEDITE SYSTEMS LIMITED

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Premiere Technologies, Inc of our report dated 16 September 1997 on the consolidated financial statements of Xpedite Systems Limited as of 31 December 1996 and for the 3 years then ended, which appears in the Current Report on Form 8-K of Premiere Technologies, Inc dated 4 December 1997.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ PRICE WATERHOUSE

Leeds, England
18 December 1997